UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2013

QUADRANT 4 SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(732) 798-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8:	OTHER EVENTS

ITEM 8.01:	Other Events.

On October 17, 2013, the Board of Directors of Quadrant 4 Systems Corporation (the “Company”) adopted an audit committee charter establishing the audit committee effective October 22, 2013 with Eric Gurr as its sole member.  Mr. Gurr, who joined the Board of Directors effective October 22, 2013, is a certified public accountant, practicing in Orem, Utah and will serve as the committee’s “audit committee financial expert.”  The Company also adopted a separate internal control of audit process and financial reporting.  The Audit Committee Charter is attached as an exhibit to this Current Report.  Previously, the Company’s Board of Directors acted as its audit committee and did not operate under a formally adopted charter.  This is resolved with this recent Board action.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – Not required;

Pro forma financial information – Not required;

Shell Company Transactions – Not required;

Exhibits – Audit Committee Charter;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

October 23, 2013	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description of Exhibit:
99.1	Audit Committee Charter